  As filed with the Securities and Exchange Commission on November 21, 1996.
                                                   Registration No. 333-
================================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                               ----------------
                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                               ----------------

                          FAIRFIELD COMMUNITIES, INC.
            (Exact name of Registrant as specified in its charter)
                 Delaware                              71-0390438
          (State of incorporation)                  (I.R.S. Employer
                                                   Identification No.)
                              2800 CANTRELL ROAD
                          LITTLE ROCK, ARKANSAS 72202
                                (501) 664-6000
  (Address and telephone number of Registrant's principal executive offices)
                               ----------------
                            MARCEL J. DUMENY, ESQ.
                   SENIOR VICE PRESIDENT AND GENERAL COUNSEL
                              2800 CANTRELL ROAD
                          LITTLE ROCK, ARKANSAS 72202
                                (501) 664-6000
          (Name, address, and telephone number of agent for service)
                               ----------------
                                  copies to:
         MARK V. MINTON, ESQ.                 C. DOUGLAS BUFORD, JR., ESQ.
      JONES, DAY, REAVIS & POGUE               WRIGHT, LINDSEY & JENNINGS
      2300 TRAMMELL CROW CENTER                 200 WEST CAPITOL AVENUE
           2001 ROSS AVENUE                   LITTLE ROCK, ARKANSAS  72201
         DALLAS, TEXAS  75201                        (501) 212-1239
           (214) 220-3939
                               ----------------

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [_]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [X] 333-14875.

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_] __________.

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                            CALCULATION OF REGISTRATION FEE
================================================================================================
                                                            Proposed    Proposed
                                                            Maximum      Maximum
Title of                                        Amount      Offering    Aggregate     Amount of
Securities to                                   to be      Price per    Offering    Registration
be Registered                                 Registered   Share (2)    Price (2)      Fee (2)
------------------------------------------------------------------------------------------------
Common Stock, par value $0.01 per share(1)..      88,726    $19.375     $1,719,066      $521
================================================================================================

  (1) Includes associated share purchase rights pursuant to a Rights Agreement adopted by the Registrant.

  (2) Estimated solely for the purpose of calculating the registration fee under Rule 457(c) upon the basis of the average high and low prices of shares of Common Stock on the Composite Tape of the New York Stock Exchange, Inc. on November 15, 1996.

================================================================================

                               EXPLANATORY NOTE


     In accordance with the provisions of General Instruction IV of Form S-3, the Registrant hereby incorporates by reference the contents of the Registrant's Registration Statement on Form S-3 (Registration No. 333-14875), which was declared effective by the Securities and Exchange Commission on November 21, 1996.

                                  SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on November 21, 1996.

                                    FAIRFIELD COMMUNITIES, INC.


                                    By: /s/ J. W. MCCONNELL
                                       -----------------------------------------
                                                   J. W. McConnell
                                         President and Chief Executive Officer



     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on November 21, 1996.

       SIGNATURES                               TITLE
       ----------                               -----

/s/ J.W. MCCONNELL         President and Chief Executive Officer; Director
------------------------            (Principal Executive Officer)
J.W. McConnell

/s/ ROBERT W. HOWETH      Senior Vice President and Chief Financial Officer
------------------------            (Principal Financial Officer)
Robert W. Howeth

/s/ WILLIAM G. SELL                   Vice President/Controller
------------------------           (Principal Accounting Officer)
William G. Sell

/s/ LES R. BALEDGE                            Director
------------------------
Les R. Baledge

                                              Director
------------------------
Russell A. Belinsky

/s/ ERNEST D. BENNETT, III                    Director
------------------------
Ernest D. Bennett, III

                                              Director
------------------------
Philip L. Herrington

                                              Director
------------------------
Bryan D. Langton

/s/ CHARLES D. MORGAN, JR.                    Director
------------------------
Charles D. Morgan, Jr.

/s/ WILLIAM C. SCOTT                          Director
------------------------
William C. Scott

                               INDEX TO EXHIBITS


Exhibit No.             Description
-----------             -----------

  5.1           Opinion of Jones, Day, Reavis & Pogue.

  23.1          Consent of Ernst & Young LLP.

  23.2          Consent of Jones, Day, Reavis & Pogue (included in Exhibit 5.1).